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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF AAi.FOSTERGRANT, INC. ("AAI")


Name of Subsidiary                    Jurisdiction of Organization      Shareholder
------------------                    ----------------------------      -----------
Foster Grant Holdings, Inc.
 ("Holdings")                                      Delaware                Common - AAi
                                                                           Preferred - Bolle, Inc.

The Bonneau Company                                  Texas                 Holdings

Bonneau General, Inc.                              Delaware                The Bonneau Company

Bonneau Holdings, Inc.                             Delaware                The Bonneau Company

F.G.G. Investments, Inc.                           Delaware                The Bonneau Company

O-Ray Holdings, Inc.                               Delaware                Holdings

Foster Grant Group, L.P.                           Delaware                1% G.P. - Bonneau General Inc.
                                                                           64% L.P. - Bonneau Holdings, Inc.
                                                                           35% L.P. - O-Ray Holdings, Inc.

Fantasma, LLC                                      Delaware                AAi

Aai.FosterGrant of Canada Co.                   Nova Scotia                AAi
                                                     Canada

Vendome Accessories Limited                     Nova Scotia                51% - Aai.FosterGrant of Canada Co.
                                                     Canada                49% - Place Vendome Accessories, Inc.

AAi.Foster Grant Limited                     United Kingdom                AAi

AAi/JOSKE'S, S. de R.L. de C.V.                      Mexico                75% - AAi
                                                                           25% - Joske's de Mexico, S.A. de C.V.



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